Exhibit 4.21

Software License Use and Development Service Contract

Shanghai Xiao-i Robot Technology Co., Ltd.

Supplier E

November 2020

Signed by:

Shanghai Shanghai Xiao-i Robot Technology Co., Ltd. (Party A)

Address: 7th Floor, No. 398, Lane 1555, Jinsha Jiangxi Road, Jiading District, Shanghai

Mailing Address: 1st Floor, No. 383, Lane 1555, Jinsha Jiangxi Road, Jiading District, Shanghai

Legal representative: Yuan Hui

Contact person:

Supplier E (Party B)

Registered address: [    ]

Contact person:

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Considering that Shanghai Zhizhen Intelligent Network Technology Co., Ltd. (hereinafter referred to as “Party A”) has agreed to entrust Supplier E (hereinafter referred to as “Party B”) to complete the certain online customer service software license and development service (hereinafter referred to as “the system”) project of [    ] (hereinafter referred to as “the end user”), Party B accepts the online customer service project under the entrustment contract of Party A Eyes. Both parties have entered into the following contract in accordance with the laws of the People’s Republic of China and jointly abide by it:

definition:

Software License Use: Party B agrees to license the software product that it has legal rights to the end user of the project, [    ] and the software product includes a license that can be used by 60 online customer service representatives of the end user. The authorized license is a non exclusive and non transferable use license

The usable period is permanent.

Delivery location: Deploy the software products to the server environment designated by Party A according to Party A’s requirements.

System launch: After the overall installation and debugging of the system are completed and both parties agree that the system has the conditions for launch, Party A

The first operator to put the system into actual commercial operation or trial operation is called system launch.

System preliminary inspection: Within 2 weeks from the date of system launch, Party A shall organize relevant personnel to conduct preliminary inspection of the system

After passing the inspection, both parties must sign the acceptance report.

System final inspection: Within three months after the initial inspection of the system, Party A shall organize relevant personnel to conduct the final inspection of the system,

After passing the acceptance, both parties must sign the acceptance report.

Operation and maintenance service (hereinafter referred to as “defect warranty”): The system maintenance period is 12 months from the date of system launch (Defect warranty period), both parties shall discuss the specific content and cost of future operation and maintenance services

The rights and obligations of both parties shall be subject to a separate contract.

Chapter 1 Contract Content

1.1 Party B, as the provider of online customer service software, sells to the end user Elite through Party A

Online customer service software V2.0 software.

(a) The final user name of the software license is [    ]

(b) The number of [    ] service software license is 60. After paying the full amount of this contract,

The license period is permanent.

(c) The content of software development services provided by Party B to Party A (including but not limited to software development purposes, module lists, functional requirements, and descriptions of technical indicators to be achieved) and corresponding progress

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The provisions of Annex 1 “Quotation” shall prevail.

1.2 The online customer service system customized and developed by Party B shall have the following functions and/or meet the requirements of Party A

The following requirements shall be subject to the provisions of Annex 2:

1) [Online manual customer service supporting enterprise WeChat channels]

2) Display of Login User History Sessions

3) Implement the transfer work order system

4) Implement content security control (watermark, no forwarding, and other functions)

1.3 System Implementation Agreement:

(a) Development cycle: From November 16th, 2020 to February 26th, 2021

End of Day.

(b) System testing period: from February 1st, 2021 to March 15th, 2021. During the system testing period, if the system fails to meet the technical standards stipulated in this contract after testing (including but not limited to the existence of system vulnerabilities or defects), Party B shall repair it within [15] days

Modify this system and notify Party A within [3] days after completion to conduct further testing on the modified system,

The launch time has been correspondingly postponed.

(c) System launch time: Party B shall deploy the software product to the server environment designated by Party A, complete the above system testing, and launch the main customized development functions in accordance with Annex 2 before March 16, 2021, as required by Party A. Software Development Services

Achievements and delivery time

(1) Achievement: After the development of this system is completed, Party B shall provide the following development achievements to Party A,

The details are as follows:

1) System Operation Manual

2) System Management Operation and Maintenance Manual

3) Configuration Tools

4) Other achievements listed in Annex 3

(2) Delivery time of deliverables: before March 16th, 2021. After receiving all the deliverables delivered by Party B, Party A shall conduct acceptance within 5 working days. If the acceptance is qualified, Party A shall send a written (including email) acceptance notice to Party B. Party B shall receive the acceptance notice

When known, it is deemed that the deliverables have been delivered.

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(3) Ownership of the rights of the deliverables: Based on the unique needs of Party A at the project level, the intellectual property and ownership of the customized development work deliverables designed by Party B belong to the end user. Without the written consent of Party A, Party B shall not provide the deliverables to any third party or use them for any purpose other than the performance of this contract. However, the intellectual property rights already acquired by Party B prior to the performance of this contract

Still owned by Party B.

1.4 Both Party A and Party B shall be responsible for each other’s information, systems, customers, and

The agreement price and other information shall be kept confidential.

1.5 Defect Guarantee

(a) The warranty period for defects shall be from the date of official launch of the system to one year.

(b) During the defect warranty period, if any system malfunction occurs due to defects or defects in this system, Party B shall respond within [4] hours of receiving written notice (including email) from Party A (free remote detection of system malfunction or sending engineering and technical personnel to Party A’s site for testing, etc.), and provide a solution (free repair of system vulnerabilities, testing, etc.) and solve it within [12] hours based on the testing results Ensure that the system returns to normal operation. If Party B fails to respond within the above-mentioned time limit, Party A has the right to

The final payment of the contract amount will not be paid.

1.6 Other agreements: During the validity period of this contract, if there is a need to upgrade, iterate, or add functional modules to this system due to changes or additions to the end user’s business needs, Party B shall cooperate,

If there is a need to increase development costs as a result, both parties shall negotiate and sign a supplementary agreement separately.

Chapter 2 Contract Price (see Annex 1 for details)

2.1 The total contract amount is RMB Three Hundred and Seventy Thousand Only (¥ 370000.00). The license fee for software products is RMB 120000.00 (in words: RMB one hundred and twenty thousand only, including 13% value-added tax); Software development service fee of RMB 25000.00 (in words: RMB two hundred and fifty thousand only, including 6% value-added tax); The total contract amount is RMB 370000.00 (in words: RMB Three Hundred and Seventy Thousand Only). In addition, both parties confirm that the total amount of fees under this contract includes value-added tax and other taxes and fees levied on the payments made by Party A to Party B. If the national tax department issues new policies on the taxes and tax rates applicable to the transactions under this contract, all expenses under this contract shall be paid according to the new policies from the execution date specified in the policies before Party B issues a value-added tax special invoice to Party A

Based on the implementation (where the tax included amount in the software remains unchanged, and the tax included amount is used as the base, refer to the new policy regulations)

The tax rate is used to calculate taxes and expenses including taxes. The amount of software services that do not include taxes remains unchanged, but does not include

The tax amount is based on the tax rate specified in the new policy, and the tax and tax inclusive expenses are calculated.

2.2 Free operation and maintenance period (defect warranty period) refers to the period of one year from the date of system launch, which provides exemption for Party A System maintenance of fees.

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Chapter 3 Payment Method

3.1 Phase 1

After completing the development, testing, official system launch and operation, and delivering all deliverables in accordance with the contract agreement and passing the acceptance by Party A, Party B shall submit a value-added tax special invoice equivalent to 40% of the contract amount (i.e. the software product license fee of RMB 48000.00 and development service fee of RMB 100000.00) to Party A. Party A shall pay the corresponding amount to Party B within 30 working days after receiving and confirming the correctness of the invoice, namely RMB 148000.00 (in words: RMB one hundred and forty-eight thousand only).

3.2 Phase 2

After completing the development, testing, official system launch and operation, and delivering all deliverables as agreed in the contract and passing the acceptance by Party A, Party B shall submit to Party A a formal value-added tax special invoice equivalent to 50% of the contract amount (i.e. the software product license fee of RMB 60000.00 and the development service fee of RMB 12500.00) within 2 months. Party A shall pay Party B within 30 working days after receiving and confirming the correctness of the invoice

Pay the corresponding amount, which is RMB 185000.00 (in words: RMB one hundred and eighty-five thousand only).

3.3 Phase III

After the expiration of the defect warranty period, Party A confirms that Party B has fulfilled the defect warranty obligations as stipulated in the contract, and notifies Party B to issue a software system usage license and the remaining amount of development services (i.e. the use of software products) to Party A

Regular value-added tax special issuance for license fee of RMB 12000.00 and development service fee of RMB 25000.00

The first party shall pay the contract amount to the second party within 30 working days after receiving the invoice and confirming its accuracy

The final payment is RMB 37000.00 (in words: RMB thirty-seven thousand only).

3.4 Despite the above payment agreement, Party B agrees that the final payment time and proportion shall be based on the actual payment made by the final customer to Party A. Party A shall, within 15 working days after receiving the payment from the final customer

Proportional payment to Party B.

3.5 Party A’s invoicing information

[    ]

3.6 Both parties confirm that all payments made by Party A to Party B are based on the premise that Party B has fulfilled all obligations as stipulated in this contract. Therefore, if Party B commits any breach of contract and fails to take remedial measures in accordance with Party A’s requirements, Party A has the right not to pay the corresponding amount in such case, and Party B

Party A shall bear the liability for breach of contract in accordance with the corresponding provisions of this contract.

Chapter 4 Rights and Obligations of Party A and Party B

4.1 Rights and Obligations of Party A:

(a) Unless otherwise specified in this contract, on the premise that Party B fully fulfills its obligations under this contract

Next, Party A shall pay the corresponding service fee to Party B as agreed.

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(b) For the services provided by Party B to Party A under this contract, Party A shall provide Party B with necessary

Relevant technical documentation, materials, data, etc. necessary for the performance of this contract (hereinafter collectively referred to as “Party A”)

Provide information and provide corresponding assistance and support.

(c) The first party has the final decision-making power over the implementation plan and specific execution matters related to the services under this contract. Any specific matters executed by Party B under this contract must be confirmed and agreed upon by Party A. (e) For the service matters performed by Party B under this contract, Party A has the right to participate in the entire process and provide guidance or modification opinions at any time. Party B must make timely modifications or adjustments in accordance with Party A’s instructions.

(d) The first party shall not be liable for any disputes or potential infringement risks related to the technology, software, equipment, etc. (hereinafter referred to as “third-party materials”) used by the second party in the performance of this contract, including but not limited to intellectual property rights. Such disputes or infringement risks shall be resolved by the second party at its own responsibility and cost. Party A shall use Party B’s software license and technical documentation in strict accordance with the scope and requirements specified in this contract, and shall not use them for purposes other than the purpose of this project, nor provide or resell them to other users except the end user Fast Retailing (China) Trading Co., Ltd., nor use the user’s use license separately.

4.2 Rights and Obligations of Party B:

(a) The second party promises and guarantees that it has the legal right to license the use of the product, and the software products it delivers to the first party, as well as the first party’s use of the software products during the license period of the software products The customized development of software products and the use of customized developed systems do not infringe on all rights, including intellectual property, of any third party (including software developers and other software copyright owners). If any third party files an infringement accusation through litigation, sending infringement notices, media announcements, or other means due to the use of software products, customized development of software products, or the use of customized developed systems by Party A, Party B shall bear its own costs to resolve the issue. If any losses are caused to Party A as a result, Party B shall compensate Party A in full, And bear the legal fees and other expenses incurred by Party A in response to infringement allegations, as well as the final expenses incurred by Party A and Loss of user goodwill, etc.

(b) The second party guarantees that it has the necessary qualifications to sign and perform this contract. After the contract is signed, Party B shall fulfill this contract on time and with good quality in accordance with the provisions of this contract and the contents proposed by both parties in the attachments Contract obligations.

(c) After the signing of this contract, Party B shall assign a dedicated team to complete the service matters of this contract and cooperate with Party A Contact, coordinate, and communicate at any time. The team members designated by Party B are: [   ]

Party A in writing at least [15] working days in advance and obtain Party A’s prior written consent. Party B shall not change the team members without authorization. The second party shall replace the personnel requested by the first party with other competent personnel of the second party as soon as possible after receiving a written notice from the first party requesting the replacement. During the performance of this contract by Party B’s personnel

All actions shall be deemed as the actions of Party B, and Party B shall be responsible for this.

(d) The second party hereby promises and guarantees that the third-party materials used, all deliverables delivered, and developed systems used in the performance of this contract do not violate any laws or regulations, nor do they infringe or may infringe on any legitimate rights and interests of any third party, including intellectual property rights. If there is a violation, Party B shall not only bear its own responsibility and expenses to resolve it, but also pay a penalty of [20]% of the contract amount to Party A. If the penalty is not sufficient to compensate for the losses caused to Party A (including Party A’s customers, employees, professional consultants, or agents), Party A has the right to recover. Moreover, before Party B compensates Party A for the losses, Party A has the right to suspend payment of subsequent contract amounts without bearing any breach of contract liability.

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(e) The relevant information, data or operations released by Party B during the performance of this contract, if it causes adverse effects or is likely to cause adverse effects on Party A, Party B shall immediately use its own resources to make every effort to eliminate such adverse effects for Party A. If Party B is at fault, Party B shall pay Party A a penalty of 0.1% of the total service fee under this contract each time, with a maximum cumulative amount of 0.1% Not exceeding 10% of the total contract amount.

(f)

(g) During the validity period of this contract, at the request of Party A, Party B shall be responsible for providing free access to Party A’s use of this system Provide necessary technical guidance, training, and support to personnel.

(h) During the development of this software, Party B shall regularly report the progress of the development to Party A as required by Party A And the situation.

4.3 Confidentiality

(a) All non-public information related to Party A, any materials provided by Party A, materials and achievements obtained or generated during the performance of this contract, including but not limited to contracts (including this contract), technical information, price information, customer list, company information, employee information, customer personal information, and financial status, obtained or obtained by Party B from Party A in connection with the signing and performance of this contract, are confidential information, The second party shall strictly keep confidential and shall not disclose or disclose to any third party. Without the written consent of Party A, Party B shall not use the confidential information and the results of this contract provided by Party A and/or Party A’s customers for purposes other than this contract, nor shall Party B use, copy, modify, distribute, rent, disseminate, translate, or sell the above information, materials, and results on its own or cause others to engage in any infringement of the intellectual property rights of Party A or Party A’s customers. For non-public information and other confidential information obtained by Party A from Party B during the performance of the contract, Party A shall also bear the same confidentiality obligations business.

(b) When this contract is terminated or terminated (for any reason) or at the request of Party A, Party B shall immediately and without reservation return or transfer to Party A all kinds of information and materials related to the system that are managed and used for the purpose of fulfilling this contract, including but not limited to the database, member information, access records, transaction records, text description information on all web pages, drafts, images, photos, layout design Layout of the layout, as well as the program of the website, and delete all types of computers, hard drives, USB drives, CDs, mobile hard drives, etc. from Party B

He stores all relevant records on the medium.

(c) Without the consent of Party A, Party B and its personnel shall not, on their own or at the request of others, apply for copyright registration, trademark registration, or appearance patent registration of the results of this contract and any elements thereof (except for existing software products before the signing of this contract). If Party B and its personnel violate this provision and if the aforementioned copyright registration, trademark registration, or appearance patent registration application has been completed or authorized by relevant administrative authorities, The second party and its personnel must guarantee to immediately transfer the above application or rights to Party A for free.

(d) During the term of this contract and for a period of five years after its termination, Party B and its personnel shall comply with the confidentiality obligations under this contract, regardless of whether Party B’s personnel have resigned or retired during this period

The second party shall bear the liability for breach of contract to the first party in accordance with the relevant provisions of this contract.

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(e) In addition to the above provisions, Party B shall also strictly abide by the attachment “Data Security and Credit” to this contract.The provisions of the Confidentiality Clause.

4.4 Both parties hereby agree and acknowledge that the software system products provided by Party B to Party A under this contract (including but not limited to Elite network customer service software, as well as the accompanying technical materials, product manuals, Product information such as instructions for use, hereinafter referred to as “customer service software” or “software system production product “only provides the software system product itself and the non exclusivity within the scope specified in this contract. The right to license and use, without transferring or transferring the relevant intellectual property rights of the software system products, shall be exclusively owned by Party B at all times and shall not be infringed upon. The first party agrees that without the prior written consent of the second party, the first party shall not reverse engineer, reverse compile, disassemble, decode the software or any part thereof, or modify or compile the product information, nor shall it instruct, condone, authorize, allow, or default to other third parties to do so. The above obligations of Party A include any parent company, subsidiary, branch, and other affiliated institutions of Party A, as well as their respective directors and shareholders east, senior management, employees, agents, and representatives.

Chapter 5 Quality Assurance Terms and Support Service Commitment

5.1 The second party guarantees that the products and technical information provided shall be clear, complete, and correct.

5.2 The second party shall implement a one-year free warranty for the software products provided to the first party from the day after the end user system is launched.

Chapter 6 Liability for Breach of Contract and Force Majeure

6.1 On the premise that Party B fully fulfills its contractual obligations, if Party A fails to pay the service fee to Party B on time, Party A shall bear a penalty equivalent to [0.5]% of the payable but unpaid amount for each day of delay. The penalty shall be paid together with the service fee. If Party A delays payment and receives written notice from Party B for more than [10] days, Party B has the right to notify Party A in writing to immediately terminate this contract.

6.2 The second party shall strictly complete the system development plan design, development, testing, launch, and submit the development results according to the schedule agreed in this contract. If there is any delay (caused by the first party’s reasons). Except for delays caused by the integrator, for each day of delay, a penalty of [0.5%] of the contract amount shall be paid to Party A. If the delay exceeds [10] days, Party A has the right to notify Party B in writing to immediately terminate this contract and not pay the development service fee corresponding to the failure of Party B to fulfill the part as agreed in this contract. (If Party A has already paid the service fee, Party B shall return it in full to Party A within 10 days after the termination of the contract). In addition, The second party shall pay a penalty equivalent to 10% of the total amount of the development service fee under this contract to the first party, and if the penalty is not sufficient to compensate for the losses caused to the first party, the first party has the right to recover.

6.3 Party B shall strictly provide software development services to Party A in accordance with the development objectives and functional requirements stipulated in this contract. If the system or achievements developed by Party B (including the deliverables and development achievements of Party B in each stage of software development) fail to pass the written acceptance of Party A, Party B shall rectify within [5] days after receiving written notice from Party A to meet the acceptance standards or requirements stipulated in this contract; If Party B fails to rectify within the aforementioned period or fails to pass Party A’s acceptance after rectification, Party A has the right to suspend the payment of service fees under this contract without bearing any liability for breach of contract. In addition, if the breach of contract by Party B causes Party B to fail to complete the agreed services according to the progress agreed in the individual contract

In addition to the aforementioned provisions, Party B shall also bear the liability for breach of contract to Party A in accordance with the provisions of the preceding paragraph of this article.

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6.4 Both parties confirm that Party A’s acceptance cannot exempt Party B from its defect warranty obligation. If either party discovers defects, flaws, or omissions in the developed system during the defect warranty period, Party B shall fulfill the defect warranty obligation in accordance with the provisions of this contract. If Party B violates the contract, Party B shall bear a penalty of [5]% of the contract amount for each breach. If the penalty is not sufficient to compensate for the losses caused to Party A, the first party has the right to recover, with a cumulative amount not exceeding 10% of the total amount of this contract.

6.5 If either party violates any provision of Article 4 “Confidentiality Clause” of this agreement, it shall immediately stop the breach of contract and compensate the other party for any losses suffered as a result.

6.6 Unless otherwise agreed, if either party violates other provisions of this contract and fails to make corrections or take effective remedial measures within 10 days after receiving written notice from the other party requesting correction, the other party has the right to terminate this contract. And regardless of whether the contract is terminated or not, the defaulting party shall compensate the non breaching party the losses suffered. If there are other special provisions on the liability for breach of contract in other clauses of this contract, their provisions shall prevail.

Chapter 7 Force Majeure

7.1 Force Majeure: If any party to this contract is unable or needs to delay the performance of all or part of its obligations under this contract due to earthquakes, typhoons, floods, fires, wars, and other unforeseeable force majeure events that cannot be reasonably prevented or avoided, the party affected by the force majeure event shall promptly notify the other party of the force majeure event after its occurrence, Within 5 days after the occurrence of the force majeure event, a detailed report of the force majeure event shall be provided to the other party, explaining why this contract cannot be fully or partially performed, or why this contract must be fully or partially postponed. The other party shall promptly negotiate with the party affected by the force majeure event to resolve the issue, and decide whether to terminate this contract based on the extent of the force majeure event, Or exempt or delay the performance of the responsibility affected by force majeure events, or extend the cooperation period. For those caused by force majeure events Neither party has the right to claim compensation from the other party for losses.

Chapter 8 Termination of Contract

8.1 Either party shall have the right to notify in writing of any of the following situations:

Party A shall terminate this contract and handle the handover of service matters and cost settlement within one week after the termination of the contract.

1. The company’s assets are sealed up, frozen, auctioned, etc., which makes it impossible to fulfill this contract;

2. Failure to fulfill due to late payment penalties from tax authorities or other public power penalties This contract;

3. When the company is deregistered, dissolved, applies for bankruptcy, or enters similar legal liquidation procedures;

4. Upon receiving a business suspension order from a supervisory agency or revocation of the business license;

5. There is evidence to prove that the deterioration of the company’s property or reputation has resulted in the inability to perform this contract.

8.2 Before the full performance of this contract is completed, if Party A wishes to terminate this contract in advance without any other reasons specified in this contract, Party A shall notify Party B in writing 15 days in advance, and Party A shall pay the corresponding amount in proportion to the products and services actually provided by Party B. In addition, Party A shall not bear any responsibility for early termination of the contract.

8.3 If there are special provisions on the termination of the contract in other clauses of this contract, their provisions shall prevail.

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Article 9 Dispute Resolution

9.1 During the performance of this contract, all disputes related to this contract shall be resolved through friendly consultation between both parties. If the dispute cannot be resolved after consultation, the domicile of Party A shall prevail. The people’s court with jurisdiction shall make a ruling.

Chapter 10 Anti Bribery Provisions

10.1 The contracting party promises not to engage in, authorize or allow any behavior that may cause the contracting party and/or its affiliated companies to violate relevant laws and regulations on anti commercial bribery. This obligation particularly applies to illegal payments to government officials, representatives of public authorities or their affiliated institutions, family members or friends, etc Pay.

10.2 Either party to the contract guarantees not to provide, give or agree to give to the other party’s employees or agents or any gift, money, or other form of benefit on behalf of a third party of the other party, nor accept or

Disagree to accept the aforementioned benefits from employees, agents, or third parties representing them of the other party. The contracting party of the contract. The above benefits shall not be accepted during the negotiation, signing, or performance process.

10.3 If either party to the contract becomes aware of or discovers any bribery during the negotiation, signing, or performance of the contract, they shall promptly notify the other party. If Party B engages in any bribery prohibited by this contract, or if Party A has reasonable evidence to prove that Party B has engaged in or is engaged in bribery prohibited by this contract, Party A has the right to immediately terminate this contract, and regardless of whether Party A terminates the contract or not, Party B shall compensate for any resulting losses all losses caused by Party A. Chapter 11 Contract Effectiveness and Miscellaneous

11.1 This contract is written in Chinese, with four original copies, each party holding two copies. Authorized by both parties. The signature and seal of the representative shall take effect. The contract and its related attachments have equal legal effect.

11.2 Any modifications and supplements to this contract must be made in writing and signed by authorized representatives of both parties. The text shall become effective and shall be an integral part of this contract.

11.3 All notices required to be issued under this contract shall be in writing (including email). Any notice sent by either party to the other party shall be deemed to have been delivered to the address at the beginning of this contract and signed for, or sent through the post office, courier company, or in the presence of a lawyer to the following address, or successfully sent by email has been delivered.

(There is no text below)

enclosure:

1. Quotation

2. Development Function Implementation Checklist

3. List of deliverables

4. Data Security and Information Confidentiality Clause

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Full name of Party A: Shanghai Xiao-i Robot Technology Co., Ltd. (seal)

Authorized person: Gu Juan

(Signature): November 30, 2020

Full name of Party B: Supplier E

Authorized person:

(Signature): November 30, 2020

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Attachment 4:

Data Security and Information Confidentiality Clause

Regarding the information or data (hereinafter referred to as “Company Data”) that Party B is aware of, obtains, accesses or processes due to the performance of the “Official Online Customer Service Software License and Development Service Contract” jointly signed by Party A and Party B, as well as all subsequent supplementary agreements related to this contract (if any, hereinafter collectively referred to as “this Contract”), Party B shall take necessary measures in accordance with the provisions of this Annex, Manage such data and assume corresponding responsibilities.

I definition

1. “Company Data” refers to personal information, as well as various types of information, content, materials, or other data (including confidential information) collected by Party B from Party A’s partners, suppliers, or customers for the purpose of fulfilling this contract, or provided or made available to Party B by Party A.

2. “Personal information” refers to any relevant information related to or identifiable to a specific individual, including but not limited to: (a) name, birthday, gender, ethnicity, address, phone number, email address, physical health information (such as medical examination reports, medical or case records, etc.), educational work information, personal communication information (as defined in Appendix A of the Personal Information Security Specification for Information Security Technology) Bank cards or other payment information, as well as other unique identification information; Or (b) information that can be used to identify or authenticate a person (including but not limited to network identity identification information, financial accounts, security question answers, and other personal identification symbols listed in Appendix A of the Personal Information Security Specification for Information Security Technology).

3. “Authorized personnel” refers to employees of Party B or representatives approved by Party A who are necessary to have knowledge or access to company data in order to enable Party B to fulfill its obligations under this contract.

4. “Security vulnerability” refers to (i) the actual or potential harm to the security, confidentiality, or integrity of company data, or the actual or potential harm to physical, technical, managerial, or organizational security measures implemented to protect the security, confidentiality, or integrity of company data, or (ii) the receipt of complaints related to the violation or suspected violation of this contract by Party B (or any authorized personnel).

2、 Confidentiality obligations

Unless prior written consent is obtained from Party A, Party B shall fulfill the following obligations:

(1) Except as necessary for the performance of this contract, the company data shall not be accessed or used;

(2) Except as expressly permitted by the terms of this contract, no third party shall disclose or allow access to company data to any third party (including but not limited to personnel or representatives of Party B, affiliated companies of Party B, etc. not necessarily related to the performance of this contract, the same below).

In addition, Party B shall:

(1) Strictly maintain confidentiality of all company information and take all necessary measures to avoid unauthorized access, use, or disclosure; The necessary measures mentioned above include but are not limited to establishing an information security management mechanism and taking technical protection measures to protect company data from unauthorized access, destruction, use, modification, and disclosure, and their standards shall not be lower than the requirements of nationally recognized industry practices or relevant laws, regulations, or national standards (the highest standard shall be the execution standard, the same below);

(2) In accordance with the information security policies and requirements applicable to Party A’s company, when obtaining Party A’s consent/access rights, only for the purpose of fulfilling this contract, access Party A’s computer system within the necessary time;

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(3) The second party declares and guarantees that its collection, access, use, storage, disposal, disclosure, recording, organization, construction, debugging, modification, recovery, consultation, adjustment, combination or restriction of company data will comply with the requirements of the first party (including but not limited to the privacy policies published by the first party) and applicable laws, regulations, national standards or industry standards or requirements.

3. The protection measures taken by Party B to protect company data shall at least include:

(1) Restrict access to company data; Establish and implement authorization processes for accessing company data;

(2) Take measures to protect all mobile devices and other devices with information storage capabilities;

(3) Implement the security of servers, applications, databases, and platforms for network and data storage;

(4) Protecting the transmission, storage, and disposal of information;

(5) Implement authentication procedures and access control in media, applications, operating systems, and devices;

(6) Encrypt any personal information stored on mobile media or transmitted through public or wireless networks;

(7) Strictly isolate the company’s data from the information of Party B or other clients, ensuring that the company’s data does not mix with any other type of information;

(8) Implement appropriate review procedures and measures for personnel who may have access to company information for the purpose of fulfilling the contract, including but not limited to conducting background checks in accordance with the law;

(9) Provide appropriate privacy and information security training to authorized personnel.

4. The second party shall provide the first party with the name and contact information of an employee of the second party, who shall serve as the primary security contact person of the first party and be responsible for assisting the first party in resolving potential security vulnerabilities 24 hours a day and 7 days a week.

5. If Party B discovers, is notified or reasonably believes that any security vulnerabilities or potential security vulnerabilities related to Party A’s confidential information, company data, or any account data may have occurred, or becomes aware of any unauthorized access or use of Party B’s system that involves or affects the functionality of the software or service, whether actual or potential, regardless of Party A’s information The second party shall notify the first party as soon as possible and no later than twenty-four (24) hours after the occurrence of any loss of access, improper transfer or abuse of company or account data. The relevant costs and expenses shall be borne by the second party. The notice should at least include the following content:

(1) Describe the nature of security vulnerabilities, including, where possible and applicable, the categories and approximate quantities of relevant data subjects involved, as well as the categories and approximate quantities of relevant company data;

(2) Notify the name and contact information of the contact person of Party B responsible for handling this incident or other contacts who can obtain more information;

(3) Describe the possible consequences of security vulnerabilities;

(4) Describe the measures taken or proposed to address security vulnerabilities, including timely measures taken to mitigate potential adverse impacts.

6. After Party B issues a notice of the aforementioned security vulnerability to Party A, both parties shall immediately coordinate with each other to investigate the security vulnerability. The second party agrees to provide reasonable assistance to the first party in handling this incident, including but not limited to:

(1) Assist in conducting investigations;

(2) Allow Party A to actually access the affected facilities and operating locations;

(3) Assist Party A in conducting interviews with Party B’s employees and other personnel involved in the incident;

(4) Provide all relevant records, logs, files, data reports, and other materials required by applicable laws, regulations, industry standards, or reasonable requirements of the company;

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(5) Party B shall bear its own expenses and take reasonable measures to immediately control and remedy any security vulnerabilities and prevent further security vulnerabilities, including but not limited to taking any and all necessary measures to comply with Party A’s applicable privacy policies, national laws, regulations, and standards

(6) The second party agrees to save and retain all documents, records, and other data related to any security vulnerabilities. If any security vulnerabilities occur, Party B shall immediately make every effort to prevent such security vulnerabilities from recurring;

(7) Without the prior written consent of Party A, Party B shall not disclose any security vulnerabilities to any third party, except to inform the complainant that the incident has been notified to Party A; In addition, Party B agrees that Party A shall have the right to decide independently: (i) whether to notify any individual, regulatory agency, law enforcement agency, Consumer Reports agency or other person required by laws and regulations of the security vulnerability; And (ii) the content of the notice, whether any type of remedial measures are provided to the affected persons, and the nature and extent of such remedial measures;

(8) In addition, if Party B becomes aware of the increased risk of any protective measures taken to protect company data, Party B shall promptly notify Party A of the detailed situation.

III Audit and investigation

1. Party B shall conduct at least one on-site audit of information technology and information security control for all information processing facilities used by Party B to meet its obligations under this contract every calendar year, including but not limited to obtaining information security audits conducted by recognized third-party auditing companies based on recognized industry practices, and shall provide Party A with the results of such audits, And it should include a statement confirming that Party B complies with its obligations under this contract.

2. The second party agrees that, according to the requirements of the first party, the second party shall cooperate with the first party to conduct information security audits or respond to the information security self inspection questionnaire of the first party, so that the first party can evaluate the information security protection ability of the second party, and inspect or verify the control situation including the processing of confidential information, electronic and physical security, as well as business continuity plans, operational security, and access control. The audit may be conducted by internal employees of Party A or external third parties at Party A’s discretion. The audit shall be notified to Party B thirty (30) days in advance, but if the request for such audit originates from an emergency involving personal data security violations, the notification period shall be shortened to five (5) working days. The right of Party A to request Party B to respond to audit or safety questionnaires and conduct subsequent interviews will not reduce or affect Party B’s obligations and responsibilities under this contract.

4、 Liability for breach of contract and compensation for damages

1. If Party B violates the provisions of this attachment by disclosing company data to a third party without authorization, Party A has the right to demand that Party B immediately return all payments made by Party A, and has the right to terminate this contract without assuming any breach of contract liability.

2. If Party B fails to fulfill its confidentiality obligations or take corresponding security measures in accordance with the provisions of this Annex, resulting in the leakage of company data, Party A has the right to demand that Party B immediately return all payments made by Party A, and has the right to terminate this contract without assuming any breach of contract liability.

3. Unless otherwise agreed, if Party B violates the provisions of this appendix and fails to perform within 5 days after receiving notice from Party A, Party A has the right to terminate this contract without assuming any liability for breach of contract. In such cases, Party B shall immediately return all payments made by Party A.

4. If Party A terminates the contract in accordance with the provisions of this article, Party B shall also pay Party A a penalty. If such penalty is not sufficient to compensate for the losses caused to Party A, Party A has the right to continue to pursue compensation in accordance with the provisions of Article 5.

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5. In addition to the above-mentioned breach of contract liability, Party B shall also compensate Party A for all losses caused to Party A due to its failure to perform, including but not limited to reasonable expenses incurred by Party A in responding to and mitigating losses caused by security vulnerabilities, including but not limited to all costs of legal review and consultation, notification, and/or remedial measures.

6. If losses are caused to any third party (including but not limited to the person collecting company data, etc.) due to the reasons of Party B, Party B shall bear corresponding legal responsibilities (including but not limited to administrative penalties) and compensate for all losses caused to such third party as a result.

V Return and deletion of company data

After the termination of this contract, Party B shall return all company data to Party A within 3 working days, and take all necessary measures to completely delete all data retained at Party B’s location, and issue a data deletion report to Party A.

2. In the event of termination of the contract, Party B shall not use the company data for any purpose other than fulfilling its obligations under this contract, nor shall it disclose it to any third party. The above confidentiality obligations shall remain valid.

3. If Party B fails to return or delete data as agreed above, Party B shall pay Party A RMB 10000 as a penalty for each day of delay. If Party B violates the provisions of Article 2, it shall bear the corresponding liability for breach of contract and compensation for damages in accordance with Article 4 of this Annex.

VI other

1. This attachment is an effective component of this contract and has the same legal effect as this contract; The provisions of this appendix and the terms of this contract

In case of inconsistency, the provisions of this attachment shall prevail. Any content not specified in this attachment shall be executed in accordance with the provisions of this contract.

Party A (seal):

Party B (seal):